Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of RMR Industrials, Inc. of our report dated February 27, 2015, except for Note 2 as to which the date is May 8, 2015, relating to our audit of the financial statements, which appear in the Current Report on Form 8-K/A Amendment No. 2 of RMR Industrials, Inc. for the period ended January 31, 2015.

HEIN & ASSOCIATES LLP

Irvine, California

June 11, 2015